                                                Filed Pursuant to Rule 424(b)(3)
                                                       Registration No. 333-3701

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 13, 1996)

                    BARRISTER INFORMATION SYSTEMS CORPORATION

                               1,750,000 WARRANTS
                                       AND
                        1,750,000 SHARES OF COMMON STOCK
                     ISSUABLE UPON EXERCISE OF THE WARRANTS
                                       AND
                        2,000,000 SHARES OF COMMON STOCK

                                   ----------

         This Prospectus Supplement supplements the Prospectus dated May 13, 1996 relating to 1,750,000 Warrants and 1,750,000 Shares of Common Stock issuable upon exercise of the Warrants and 2,000,000 Shares of Common Stock ("Securities"). The Securities may be offered and sold from time to time by the holders named herein pursuant to this Prospectus Supplement. This Prospectus Supplement is incorporated by reference into the Prospectus and should be read in conjunction with the Prospectus. All terms used herein shall have the meaning given them in the Prospectus.

                                   ----------

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN
INVESTMENT IN THE SECURITIES.

                                   ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus Supplement is May 28, 1999.

         The information set forth under the caption "Selling Securityholders" at page 6 of the Prospectus is supplemented to add the following to the list of Selling Securityholders:





                                   Number of
                                   Warrants             Number of             Number of Shares       Number of Shares
                                   Beneficially         Warrants Offered      of Common Stock        of Common Stock
            Name                   Owned                Hereby                Beneficially Owned     Offered Hereby
            ----                   ------------         ----------------      ------------------     --------------
          Hunter & Co.             125,000              125,000               125,000                125,000

          Phillip Neiman           125,000              125,000               125,000                125,000


         Other than as a result of the ownership of the Securities offered hereby, none of the Selling Securityholders has had any material relationship with the Company within the past three years, except as noted herein.

         Because the Selling Securityholders may, pursuant to this Prospectus, offer all or some portion of the Warrants and the shares of Common Stock issuable upon exercise thereof they presently hold, no estimate can be given as to the amount of the Warrants or the shares of Common Stock issuable upon exercise thereof that will be held by such Selling Securityholders upon completion of any such offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the Warrants or the shares of Common Stock issuable upon exercise thereof since the date on which they provided the information set forth above to the Company. See "Plan of Distribution."